Exhibit 99.1

Solid Biosciences Announces $90 Million Private Placement

Cambridge, MA – December 11, 2020 - Solid Biosciences Inc. (Nasdaq: SLDB), a life sciences company focused on advancing meaningful therapies for Duchenne muscular dystrophy (Duchenne), today announced that it has entered into a securities purchase agreement with a select group of institutional investors and accredited investors for a $90 million private placement, which is expected to close on or about December 15, 2020, subject to the satisfaction of customary closing conditions.

The private placement includes new investors Suvretta Capital Management, LLC and Aspire Capital Fund, LLC and existing investors, including RA Capital Management, Perceptive Advisors, LLC, Bain Capital Life Sciences, EcoR1 Capital, LLC, Boxer Capital, and Ikarian Capital, LLC, as well as certain board members and executive officers.

Barclays acted as the exclusive placement agent to the Company in connection with the private placement.

In this private placement, the Company is selling 24,324,320 shares of common stock at a price of $3.70 per share.

The Company expects to use net proceeds from the private placement to fund research and development expenses, including the advancement of SGT-001, and for working capital and other general corporate purposes.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement no later than the 120th day after the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Solid Biosciences

Solid Biosciences is a life sciences company focused on advancing transformative treatments to improve the lives of patients living with Duchenne. Disease-focused and founded by a family directly impacted by Duchenne, our mandate is simple yet comprehensive – work to address the disease at its core by correcting the underlying mutation that causes Duchenne with our lead gene therapy candidate, SGT-001.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the anticipated closing of the private placement; the use of proceeds from the private placement; the filing of a registration statement to register the resale of the shares to be issued and sold in the private placement; and Solid’s plans, strategies and prospects for its business. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: whether the conditions for the closing of the private placement will be satisfied; risks associated with Solid’s ability to resume and/or continue IGNITE DMD on the timeline expected or at all, obtain and maintain necessary approvals from the FDA and other regulatory authorities, obtain and maintain the necessary approvals from investigational review boards at IGNITE DMD clinical trial sites and the IGNITE DMD independent data safety monitoring board, enroll patients in IGNITE DMD, continue to advance SGT-001 in clinical trials, replicate in clinical trials positive results found in preclinical studies and earlier stages of clinical development, advance the development of its product candidates under the timelines it anticipates in current and future clinical trials, successfully optimize and scale its manufacturing process, obtain, maintain or protect intellectual property rights related to its product candidates, compete successfully with other companies that are seeking to develop Duchenne treatments and gene therapies, manage expenses, and raise the substantial additional capital needed, on the timeline necessary, to continue development of SGT-001, achieve its other business objectives and continue as a going concern; and other important risk factors set forth under the caption “Risk Factors” in Solid’s most recent quarterly report on Form 10-Q and its other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Solid specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

David Carey

FINN Partners

212-867-1768

David.Carey@finnpartners.com

Media Contact:

Erich Sandoval

FINN Partners

917-497-2867

Erich.Sandoval@finnpartners.com

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